UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota 55379

(Address of Principal Executive Offices) (Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2018, Canterbury Park Holding Corporation (the “Company”) held its Annual Meeting of Shareholders at the Company’s location at 1100 Canterbury Road, Shakopee, Minnesota 55379. At the close of business on April 11, 2018, the record date for the Annual Meeting, a total of 4,449,987 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company were outstanding.

At the Annual Meeting, 4,229,427 shares, or approximately 95.0% of the outstanding shares of Common Stock, were represented by proxy or in person. Therefore, a quorum was present at the Annual Meeting. The Company’s shareholders elected each of the Board’s director nominees and ratified the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 1 — Election of directors.

	Votes For	Votes Withheld	Broker Non-Vote
Curtis A. Sampson	2,995,001	181,052	1,053,374
Dale H. Schenian	2,959,725	216,328	1,053,374
Randall D. Sampson	2,996,568	179,485	1,053,374
Burton F. Dahlberg	3,043,408	132,645	1,053,374
Carin J. Offerman	3,093,003	83,050	1,053,374

Proposal 2 — Ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
4,164,293	63,681	1,453

Item 8.01. Other Events.

Attached as Exhibit 99.1 is information that was presented at the Annual Meeting of Shareholders.

Item 9.01 – Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

99.1	Information presented on June 6, 2018 at the Company’s Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: June 8, 2018	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer